UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 30, 2014
VITESSE SEMICONDUCTOR CORPORATION
(Exact name of issuer as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

4721 Calle Carga
Camarillo, California 93012
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code (805) 388-3700
N/A
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01    Other Events
Repayment of 2014 Convertible Debentures
On October 30, 2014, Vitesse Semiconductor Corporation repaid in full the remaining $32.8 million in principal amount of our 8.0% convertible second lien debentures due October 2014. The repayment eliminates annual cash interest payments and annual interest expense of approximately $2.6 million and $4.0 million, respectively. Following this repayment of our second lien debentures, our only outstanding debt is $17.2 million in principal amount of senior secured term loan debt due August 2016.
2015 Annual Meeting
We will hold the Vitesse Semiconductor Corporation 2015 Annual Meeting of Stockholders on Thursday, February 26, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date:	November 4, 2014	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer

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